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                                                                   Exhibit 10.41


MELLON
                                                                     MELLON BANK

  October 12, 2001

  Sylvan Inc.
  333 Main Street
  Post Office Box 249
  Saxonburg, PA 16056

          Re: Revolving Credit Agreement, dated as of August 6, 1998, by and among SYLVAN INC., ET AL. (collectively, the "Borrower"), MELLON BANK, N.A. ("Mellon Bank") and the other financial institutions party thereto from time to time (together with any related agreements, documents (including any and all notes issued to Mellon pursuant thereto), certificates, exhibits and schedules and any amendments, modifications or other supplements thereto, the "Agreement")

  Dear Sir or Madam:

  As you are aware, Mellon Financial Corporation ("Mellon Financial") recently entered into an agreement to sell to Citizens Financial Group, Inc. ("Citizens") among other things, regional retail banking operations and related lines of business including, without limitation, its consumer lending, business banking, auto dealer floor plan lending, and a portion of its middle market lending (the "Transaction"). Pursuant to the Agreement, we are providing you with notice of the Transaction and requesting your consent to the transfer of all of Mellon Bank's right, title and interest in, to and under the Agreement to Citizens or a wholly owned banking subsidiary of Citizens (the "Citizens Entity") in connection with the Transaction.

  Mellon Financial and Citizens expect to close the Transaction as soon as possible. From and after the closing of the Transaction and the receipt of all necessary consents, all of Mellon Bank's rights, duties and obligations arising under the Agreement from and after the closing of the Transaction shall inure to the benefit of and be enforceable by Citizens as if Citizens were an original party to the Agreement. In furtherance of that result, Mellon Bank hereby agrees to execute, and to cause Citizens or the Citizens Entity to execute, the attached form of assignment/transfer agreement (the "Transfer Agreement") (with the blanks appropriately completed), at the closing of the Transaction (the "Effective Date") and deliver, and cause Citizens or the Citizens Entity to deliver, the same to you after such closing. In addition, you agree that from and after the Effective Date, you shall look only to Citizens or the Citizens Entity for performance of all of Mellon Bank's obligations under the Agreement arising from and after the date on which the Agreement is assigned by Mellon Bank to Citizens or the Citizens Entity.


                          A Mellon Financial Company


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Accordingly, we request that, by no later than OCTOBER 31, 2001, you consent to the execution and delivery by Mellon Bank and Citizens or the Citizens Entity of the Transfer Agreement and to the transfer of all of Mellon Bank's right, title and interest in, to and under the Agreement to Citizens or the Citizens Entity pursuant thereto by having an authorized representative of your organization sign on the signature line provided below. Once executed, please return this original executed letter to the following address:

                  Peter F. Giamporcaro, Esq.
                  Reed Smith LLP
                  2500 One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania 19103

Furthermore, by consenting to the foregoing, you hereby acknowledge that Mellon Bank, upon (a) the execution and delivery of all documents as described above,
(b) the receipt of all necessary consents, and (c) the payment of all processing fees, if any, required under the Agreement, will have satisfied all of its obligations under the Agreement related to the transfer of its right, title and interest in, to and under the Agreement, and you hereby waive any notice period requirements under the Agreement in connection with such transfer.

In connection with the Transaction, Citizens or the Citizens Entity will acquire from Mellon Financial a risk participation with respect to: (i) outstanding letters of credit, if any, issued by Mellon Bank prior to the closing of the Transaction for the account of the Borrower or the Borrower's affiliates; and
(ii) derivative contracts (including interest rate swap agreements, hedge agreements, etc.), if any, entered into by and between Mellon Bank and the Borrower or the Borrower's affiliates prior to the closing of the Transaction. Under these participation agreements, Citizens or the Citizens Entity will provide funds to Mellon Bank equal to amounts owing by the Borrower or the Borrower's affiliates to Mellon Bank under such derivative contracts and/or letters of credit, but not paid by the Borrower or its affiliates when due. By signing on the first signature line below, the Borrower hereby acknowledges and consents to the foregoing participation arrangements, to the extent such consent is required, and agrees that if Citizens or the Citizens Entity makes a payment to Mellon Bank under the participation agreements, the corresponding payment obligation of the Borrower or its affiliates in the same amount under the derivative contracts and/or letters of credit shall be deemed to be obligations to Citizens or the Citizens Entity and, to the extent a lien on collateral has been granted by the Borrower or its affiliates to Mellon Bank, Borrower hereby confirms that the grant of the security interest in such collateral shall run in favor of both Mellon Bank and Citizens or Citizens Entity, as their interests may appear, and shall-secure such payment obligations by the Borrower or its affiliates to both Mellon Bank and Citizens or the Citizens Entity.

By signing this consent, the Borrower also is consenting, on behalf of the Borrower and its affiliates, to the transfer from Mellon Bank to Citizens or the Citizens Entity of all agreements, if any, relating to lockbox, automatic borrowing, ACH origination or other cash management or ancillary services provided by Mellon Bank to the Borrower or its affiliates.




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If you require additional information, please telephone Mark T. Latterner immediately at 412-236-1226. As noted above, we would like to complete this process by NO LATER THAN OCTOBER 31, 2001. We greatly appreciate your efforts in helping us meet our goal.

Thank you.

Sincerely,

/s/ MARK LATTERNER


Mark Latterner
Vice President





                        CONSENT PAGE IMMEDIATELY FOLLOWS








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CONSENTED TO AND AGREED AS OF
THIS 17th DAY OF October, 2001:

MELLON BANK, N.A.,
in its capacity as Agent



By:  /s/ MARK  LATTERNER
-------------------------------------------
Name:  Mark  Latterner
-------------------------------------------
Title:  V.P.
-------------------------------------------


ABN AMRO BANK N.V. (PGH BRANCH),
in its capacity as Bank



By:
-------------------------------------------
Name:
-------------------------------------------
Title:
-------------------------------------------


SYLVAN INC.,
in its capacity as Borrower



By:  /s/ DONALD A. SMITH
-------------------------------------------
Name:  Donald A. Smith
-------------------------------------------
Title:  Chief Financial Officer
-------------------------------------------


SYLVAN FOODS (NETHERLANDS) B.V.,
in its capacity as Borrower



By:  /s/ DONALD A. SMITH
-------------------------------------------
Name:   Donald A. Smith
-------------------------------------------
Title:    Authorized Signer
-------------------------------------------





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                               TRANSFER SUPPLEMENT

                  THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item 1 of Schedule I hereto, among the Transferor Bank specified in Item 2 of
Schedule I hereto (the "Transferor Bank"), each Purchasing Bank specified in
Item 3 of Schedule I hereto (each a "Purchasing Bank") and MELLON BANK, N.A., as Agent for the Banks and the Issuing Bank under the Credit Agreement described below.
                                    Recitals:

                  A. This Transfer Supplement is being executed and delivered in accordance with Section 9.12(c) of the Revolving Credit Agreement, dated as of August 6, 1998, by and among Sylvan Inc., a Nevada corporation (the "Company"), Sylvan Foods (Netherlands) B.V., a Dutch corporation ("SFNBV") (the Company and SFNBV being referred to collectively as the "Borrowers"), the Banks party thereto from time to time, the Issuing Bank named therein, and Mellon Bank, N.A., as Agent for the Banks and the Issuing Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                  B. Each Purchasing Bank (if it is not already a Bank) wishes to become a Bank party to the Credit Agreement.

                  C. The Transferor Bank is selling and assigning to each Purchasing Bank, and each Purchasing Bank is purchasing and assuming, a certain portion of the Transferor Bank's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Bank's Revolving Credit Commitment and Loans owing to it and any Revolving Credit Note held by it (the "Transferor Bank's Interests").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. TRANSFER EFFECTIVE NOTICE. Upon receipt by the Agent of seven counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Bank, by each Purchasing Bank and by any other Person required by Section 9.12(c) of the Credit Agreement to execute this Transfer Supplement, the Agent will transmit to each Borrower, the Transferor Bank and each Purchasing Bank a transfer effective notice, substantially in the form of
Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transferor Bank, the Purchasing Bank, the Agent and the Borrowers. From and after the close of business at the Agent's Office on the Transfer Effective Date each Purchasing Bank (if not already a Bank party to the Credit Agreement) shall be a Bank party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Bank's Interest reflected in this Transfer Supplement.

                  2. PURCHASE PRICE; SALE. At or before 12:00 Noon, local time at the Transferor Bank's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed


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between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the Transferor Bank's Interest. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing' Bank, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank such Purchasing Bank's Purchased Percentage of the Transferor Bank's Interest. The Transferor Bank shall promptly notify the Agent of the receipt of the Purchase Price from a Purchasing Bank ("Purchase Price Receipt Notice"). Upon receipt by the Agent of such Purchase Price Receipt Notice, the Agent shall record in the Register the information with respect to such sale and purchase as contemplated by Section 9.12(d) of the Credit Agreement.

                  3. PRINCIPAL, INTEREST AND FEES. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank in respect of the Transferor Bank's Interest shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                  4. CLOSING DOCUMENTS. Concurrently with the execution and delivery hereof, the Transferor Bank will request that the Borrower provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of conditions precedent set forth in the Credit Agreement.

                  5. FURTHER ASSURANCES. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                  6. CERTAIN REPRESENTATIONS AND AGREEMENTS. By executing and delivering this Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, any Note or any Security Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement, any Note or any Security Document, or (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Security Documents or otherwise from time to time.

                   (b) The Transferor Bank makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement, any Note or any Security Document on the part of the Company, any Borrower or any other Person, (ii) the business, operations, condition (financial or otherwise) or



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         prospects of the Company, any Borrower or any other Person, or (iii)
         the existence of any Event of Default or Potential Default.

                   (c) Each Purchasing Bank confirms that it has received a copy of the Credit Agreement, each Note and each of the other Loan Documents, together with copies of the financial statements referred to in Section 3.06 thereof, the most recent financial statements delivered pursuant to Section 5.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Bank confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Transferor Bank or any other Bank.

                  (d) Each Purchasing Bank, independently and without reliance upon the Agent, the Transferor Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement, any Note or any Security Document.

                  (e) Each Purchasing Bank irrevocably appoints the Agent to act as Agent for such Purchasing Bank under the Agreement and the Security Documents, all in accordance with Article IX of the Credit Agreement and the other provisions of the Credit Agreement and the Security Documents.

                  (f) Each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Security Documents are required to be performed by it as a Bank.

                  7. SCHEDULE II. Schedule II hereto sets forth the revised Commitment Amount of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                  8. GOVERNING LAW. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  9. COUNTERPARTS. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item I of Schedule I hereto.




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